UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35143	27-4151603

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 21, 2017, Tesoro Logistics LP and Tesoro Logistics GP, LLC (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Underwriters”), which provides for our issuance and sale to the Underwriters (the “Offering”) of an aggregate of 5,000,000 common units representing limited partner interests in us (the “Common Units”) at a price to the Underwriters of $56.19 per Common Unit. The Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-211863) filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2016, as supplemented by the prospectus supplement, dated February 21, 2017, filed with the SEC pursuant to Rule 424(b) of the Securities Act.

The Offering is expected to occur on or about February 27, 2017, subject to customary closing conditions. We expect to receive net proceeds from the Offering of approximately $281 million, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds from the sale of the Common Units to repay borrowings outstanding under our revolving credit facility and for general partnership purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by us and the General Partner, including obligations to indemnify the Underwriters for certain liabilities under the Securities Act and to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Relationships

The Underwriters and their related entities have engaged, and may in the future engage, in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their related entities have performed and may perform investment and commercial banking and advisory services for us and our affiliates from time to time, for which they have received and may receive customary fees and expense reimbursement. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of the Underwriters are lenders under our revolving credit facility and will receive a portion of the net proceeds from this offering in the form of the repayment of borrowings under that facility.

Item 7.01 Regulation FD Disclosure.

On February 21, 2017, we issued a press release announcing the commencement of the Offering. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 21, 2017, we issued a press release regarding the pricing of the Offering. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information under Item 7.01 is furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, this information, including Exhibits 99.1, and 99.2, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Partnership under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Underwriting Agreement, dated as of February 21, 2017, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
5.1*	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities.
8.1*	Opinion of Norton Rose Fulbright US LLP relating to tax matters.
23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1 hereto).
99.1**	Press release announcing equity offering issued on February 21, 2017.
99.2**	Press release announcing pricing of equity offering issued on February 21, 2017.
________________
*    Filed herewith
**    Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2017

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC Its general partner
By:	/s/ BLANE W. PEERY
Blane W. Peery Vice President and Controller

Index to Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement, dated as of February 21, 2017, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.
5.1*	Opinion of Norton Rose Fulbright US LLP regarding the validity of the securities.
8.1*	Opinion of Norton Rose Fulbright US LLP relating to tax matters.
23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.1 hereto).
99.1**	Press release announcing equity offering issued on February 21, 2017.
99.2**	Press release announcing pricing of equity offering issued on February 21, 2017.
________________
*    Filed herewith
**    Furnish herewith

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